Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES on Track to Attain Investment Grade Credit Ratings in 2020 and Reaffirms Outlook Through 2022

Strategic Objectives and Accomplishments

•	Leveraging leading position to capture attractive renewable growth by signing 1 GW of new PPAs year-to-date, bringing total backlog to 6.8 GW

•	Growing utilities business by investing in new technologies and grid modernization with a recently filed $1.2 billion plan at IPL

•	Fluence maintaining global leadership in fast-growing energy storage market with 1 GW of projects awarded or delivered

Q2 2019 Financial Highlights

•	Diluted EPS of $0.02, compared to $0.15 in Q2 2018

•	Adjusted EPS[1] of $0.26, compared to $0.25 in Q2 2018

•	Reaffirming midpoint of 2019 guidance and 7% to 9% average annual growth target for Adjusted EPS and Parent Free Cash Flow through 2022[1]

ARLINGTON, Va., August 6, 2019 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended June 30, 2019.

"We continue to make substantial progress on our strategic priorities: improving our credit profile, investing in new technologies and greening our portfolio. So far this year we have sold 2.4 GW of thermal generation, signed long-term contracts for 1 GW of renewables, and leveraged our existing LNG infrastructure to expand our storage capacity by 50 TBTU in the Dominican Republic. As a result of our actions, we expect to reduce our coal generation to below 30% of our total megawatt-hours of generation by 2022," said Andrés Gluski, AES President and Chief Executive Officer. "I am also pleased to reaffirm our 7% to 9% average annual growth target through 2022, which combined with our current dividend yield, provides a double-digit annual total return to our shareholders."

"Based on our year-to-date results and our expected growth in the second half of the year, we are on track to achieve our 2019 guidance," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "As our portfolio continues to evolve and grow, so will our discretionary cash, which we will use to invest in sustainable generation and our utilities, while maintaining investment grade credit metrics."

Key Q2 2019 Financial Results

Second quarter 2019 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.02, a decrease of $0.13 compared to second quarter 2018, primarily reflecting the favorable impact of $0.10 related to the sale of businesses in Chile and Brazil in 2018.

Second quarter 2019 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) was $0.26, an increase of $0.01 compared to second quarter 2018, primarily reflecting higher contributions from the US and Utilities SBU and a lower tax rate, partially offset by the timing of planned outages and asset sales.

Detailed Strategic Overview

The Company is leveraging its competitive position to benefit from rapid growth in renewables, which are expected to grow by 50 GW annually in the Company's key markets through 2022.

•	The Company is on track to become one of the five largest renewable developers in the world, outside of China, by adding 2 to 3 GW of renewables to its backlog annually.

◦	In year-to-date 2019, the Company has signed 1,019 MW of renewables under long-term Power Purchase Agreements (PPA), primarily including:

▪	262 MW of solar and solar plus storage at AES Distributed Energy (AES DE) in the U.S.;

▪	255 MW of solar at sPower in the U.S.;

▪	213 MW of wind and solar at AES Colombia;

▪	181 MW of Green Blend and Extend contracts at AES Gener in Chile; and

▪	100 MW of energy storage in the U.S.

◦	As of August 2019, the Company's backlog of 6,764 MW includes:

▪	4,546 MW under construction and expected on-line through 2021; and

▪	2,218 MW of renewables signed under long-term PPAs.

•
As a result of executing on its strategy, the Company is targeting a 50% reduction in carbon intensity by 2022 and a 70% reduction by 2030, both off a 2016 base. The Company also expects that coal will represent less than 30% of its total generation volume by 2022.

•	The Company is accelerating growth in its utilities business through grid modernization and infrastructure investments.

◦	Indianapolis Power & Light recently filed a $1.2 billion seven-year plan with the Indiana Utility Regulatory Commission.

•	The Company continues to deploy new technologies in order to maintain its market-leading positions.

◦
The Company's energy storage joint venture with Siemens, Fluence, is the global leader in this fast-growing market, which is expected to increase from 6 GW of installed capacity in 2017 to more than 40 GW by 2022.

▪	Fluence has surpassed more than 1 GW of capacity awarded or delivered, including 424 MW awarded in year-to-date 2019.

◦	The Company announced the merger of Simple Energy to form Uplight, which is now the market leader in providing cloud-based energy solutions in the U.S., serving 74 electric and gas utilities.

Guidance and Expectations1

The Company reaffirms its 2019 Adjusted EPS guidance midpoint of $1.34 and narrows the range from $1.28 to $1.40 to $1.30 to $1.38. The Company also reaffirms its average annual growth rate target of 7% to 9% through 2022.

The Company also reaffirms its 2019 Parent Free Cash Flow expectation of $700 million to $750 million and its average annual growth rate target of 7% to 9% through 2022.

[1]
Adjusted EPS and Parent Free Cash Flow are non-GAAP financial measures. See attached "Non-GAAP Measures" for definition of Adjusted EPS and see below for definition of Parent Free Cash Flow. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance or its Parent Free Cash Flow expectation without unreasonable effort. See "Non-GAAP measures" for a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended June 30, 2019.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.

Parent Free Cash Flow should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Parent Free Cash Flow is used for dividends, share repurchases, growth investments, recourse debt repayments, and other uses by the Parent Company.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Tuesday, August 6, 2019 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 4712192. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 14 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs.  Our 2018 revenues were $11 billion and we own and manage $33 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’
filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2018
Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2018 Annual Report on Form 10-K filed
February 27, 2019 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington,
Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Revenue:
Regulated	$724	$716	$1,509	$1,438
Non-Regulated	1,759	1,821	3,624	3,839
Total revenue	2,483	2,537	5,133	5,277
Cost of Sales:
Regulated	(605)	(617)	(1,240)	(1,218)
Non-Regulated	(1,376)	(1,320)	(2,805)	(2,803)
Total cost of sales	(1,981)	(1,937)	(4,045)	(4,021)
Operating margin	502	600	1,088	1,256
General and administrative expenses	(49)	(35)	(95)	(91)
Interest expense	(273)	(263)	(538)	(544)
Interest income	82	76	161	152
Loss on extinguishment of debt	(51)	(6)	(61)	(176)
Other expense	(14)	(4)	(26)	(13)
Other income	18	7	48	20
Gain (loss) on disposal and sale of business interests	(3)	89	(7)	877
Asset impairment expense	(116)	(92)	(116)	(92)
Foreign currency transaction gains (losses)	22	(30)	18	(49)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	118	342	472	1,340
Income tax expense	(57)	(132)	(172)	(363)
Net equity in earnings (losses) of affiliates	5	14	(1)	25
INCOME FROM CONTINUING OPERATIONS	66	224	299	1,002
Loss from operations of discontinued businesses, net of income tax expense of $0, $2, $0, and $2, respectively	—	(4)	—	(5)
Gain from disposal of discontinued businesses, net of income tax expense of $0, $42, $0, and $42, respectively	1	196	1	196
NET INCOME	67	416	300	1,193
Less: Income from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	(50)	(128)	(129)	(221)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	2	—	2
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$17	$290	$171	$974
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$16	$96	$170	$781
Income from discontinued operations, net of tax	1	194	1	193
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$17	$290	$171	$974
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.02	$0.15	$0.26	$1.18
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.29	—	0.29
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.02	$0.44	$0.26	$1.47
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.02	$0.15	$0.26	$1.18
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.29	—	0.29
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.02	$0.44	$0.26	$1.47
DILUTED SHARES OUTSTANDING	667	664	667	664

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
REVENUE
US and Utilities SBU	$976	$995	$1,995	$2,022
South America SBU	765	846	1,610	1,741
MCAC SBU	478	406	928	814
Eurasia SBU	265	292	604	711
Corporate and Other	16	5	25	14
Eliminations	(17)	(7)	(29)	(25)
Total Revenue	$2,483	$2,537	$5,133	$5,277

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2019	December 31, 2018
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,169	$1,166
Restricted cash	438	370
Short-term investments	410	313
Accounts receivable, net of allowance for doubtful accounts of $22 and $23, respectively	1,538	1,595
Inventory	496	577
Prepaid expenses	98	130
Other current assets	811	807
Current held-for-sale assets	557	57
Total current assets	5,517	5,015
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	453	449
Electric generation, distribution assets and other	24,824	25,242
Accumulated depreciation	(8,440)	(8,227)
Construction in progress	4,728	3,932
Property, plant and equipment, net	21,565	21,396
Other Assets:
Investments in and advances to affiliates	1,086	1,114
Debt service reserves and other deposits	346	467
Goodwill	1,059	1,059
Other intangible assets, net of accumulated amortization of $389 and $457, respectively	460	436
Deferred income taxes	122	97
Loan receivable	1,388	1,423
Other noncurrent assets	1,695	1,514
Total other assets	6,156	6,110
TOTAL ASSETS	$33,238	$32,521
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,234	$1,329
Accrued interest	194	191
Accrued non-income taxes	212	250
Accrued and other liabilities	897	962
Non-recourse debt, including $333 and $479, respectively, related to variable interest entities	1,087	1,659
Current held-for-sale liabilities	418	8
Total current liabilities	4,042	4,399
NONCURRENT LIABILITIES
Recourse debt	3,915	3,650
Non-recourse debt, including $3,339 and $2,922 respectively, related to variable interest entities	14,753	13,986
Deferred income taxes	1,233	1,280
Other noncurrent liabilities	2,931	2,723
Total noncurrent liabilities	22,832	21,639
Commitments and Contingencies
Redeemable stock of subsidiaries	896	879
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 817,688,854 issued and 663,797,594 outstanding at June 30, 2019 and 817,203,691 issued and 662,298,096 outstanding at December 31, 2018)	8	8
Additional paid-in capital	8,038	8,154
Accumulated deficit	(824)	(1,005)
Accumulated other comprehensive loss	(2,147)	(2,071)
Treasury stock, at cost (153,891,260 and 154,905,595 shares at June 30, 2019 and December 31, 2018, respectively)	(1,867)	(1,878)
Total AES Corporation stockholders’ equity	3,208	3,208
NONCONTROLLING INTERESTS	2,260	2,396
Total equity	5,468	5,604
TOTAL LIABILITIES AND EQUITY	$33,238	$32,521

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$67	$416	$300	$1,193
Adjustments to net income:
Depreciation and amortization	266	258	512	512
Loss (gain) on disposal and sale of business interests	3	(89)	7	(877)
Impairment expenses	116	93	116	93
Deferred income taxes	(47)	3	15	183
Loss on extinguishment of debt	51	6	61	176
Loss on sale and disposal of assets	9	—	16	2
Net gain from disposal and impairments of discontinued businesses	—	(238)	—	(238)
Other	44	54	143	126
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	1	45	10	6
(Increase) decrease in inventory	43	(17)	25	(33)
(Increase) decrease in prepaid expenses and other current assets	(21)	(42)	26	(75)
(Increase) decrease in other assets	9	(4)	11	15
Increase (decrease) in accounts payable and other current liabilities	(54)	(24)	(29)	(90)
Increase (decrease) in income tax payables, net and other tax payables	(140)	(62)	(175)	(62)
Increase (decrease) in other liabilities	(23)	—	(24)	(17)
Net cash provided by operating activities	324	399	1,014	914
INVESTING ACTIVITIES:
Capital expenditures	(566)	(499)	(1,070)	(994)
Acquisitions of business interests, net of cash and restricted cash acquired	—	(42)	—	(42)
Proceeds from the sale of business interests, net of cash and restricted cash sold	229	628	229	1,808
Proceeds from the sale of assets	17	15	17	15
Sale of short-term investments	180	269	330	418
Purchase of short-term investments	(204)	(593)	(424)	(938)
Contributions and loans to equity affiliates	(83)	(46)	(173)	(90)
Other investing	(23)	(28)	(22)	(57)
Net cash provided by (used in) investing activities	(450)	(296)	(1,113)	120
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	393	252	897	1,133
Repayments under the revolving credit facilities	(324)	(259)	(598)	(1,042)
Issuance of recourse debt	—	—	—	1,000
Repayments of recourse debt	(2)	(7)	(3)	(1,781)
Issuance of non-recourse debt	1,715	435	2,581	1,192
Repayments of non-recourse debt	(1,853)	(331)	(2,281)	(841)
Payments for financing fees	(33)	(11)	(37)	(25)
Distributions to noncontrolling interests	(96)	(111)	(146)	(128)
Contributions from noncontrolling interests and redeemable security holders	6	17	16	28
Dividends paid on AES common stock	(91)	(86)	(181)	(172)
Payments for financed capital expenditures	(14)	(31)	(110)	(120)
Other financing	5	33	(30)	27
Net cash provided by (used in) financing activities	(294)	(99)	108	(729)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	(25)	(2)	(20)
(Increase) decrease in cash, cash equivalents and restricted cash of discontinued operations and held-for-sale businesses	(4)	(5)	(57)	69
Total increase (decrease) in cash, cash equivalents and restricted cash	(422)	(26)	(50)	354
Cash, cash equivalents and restricted cash, beginning	2,375	2,168	2,003	1,788
Cash, cash equivalents and restricted cash, ending	$1,953	$2,142	$1,953	$2,142
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$309	$315	$478	$522
Cash payments for income taxes, net of refunds	171	$138	236	209
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Partial reinvestment of consideration from the sPower transaction	58	—	58	—
Non-cash acquisition of intangible assets	$—	5	—	5
Non-cash contributions of assets and liabilities for the Fluence transaction	—	$—	—	20

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring activities, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018			Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$16	$0.02		$96	$0.15		$170	$0.26		$781	$1.18
Add: Income tax expense from continuing operations attributable to AES	36			93			121			291
Pre-tax contribution	$52			$189			$291			$1,072
Adjustments
Unrealized derivative and equity securities gains (losses)	$6	$0.01		$(24)	$(0.04)		$9	$0.01		$(12)	$(0.02)
Unrealized foreign currency losses	7	0.02		52	0.08	(2)	18	0.02		49	0.07	(3)
Disposition/acquisition losses (gains)	5	0.01	(4)	(61)	(0.09)	(5)	14	0.02	(4)	(839)	(1.26)	(6)
Impairment expense	121	0.18	(7)	92	0.14	(8)	123	0.18	(7)	92	0.14	(8)
Loss on extinguishment of debt	49	0.07	(9)	7	0.01		57	0.09	(9)	178	0.27	(10)
Restructuring costs	—	—		—	—		—	—		3	—
U.S. Tax Law Reform Impact		—			—			0.01			—
Less: Net income tax expense (benefit)		(0.05)	(11)		—			(0.06)	(11)		0.14	(12)
Adjusted PTC and Adjusted EPS	$240	$0.26		$255	$0.25		$512	$0.53		$543	$0.52
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)
Amount primarily relates to unrealized FX losses of $20 million, or $0.03 per share, associated with the devaluation of long-term receivables denominated in Argentine pesos, and unrealized FX losses of $16 million, or $0.02 per share, on intercompany receivables denominated in Euro at the Parent Company.

(3)
Amount primarily relates to unrealized FX losses of $22 million, or $0.03 per share, associated with the devaluation of long-term receivables denominated in Argentine pesos, and unrealized FX losses of $12 million, or $0.02 per share, associated with the devaluation of receivables denominated in Chilean pesos.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(4)
Amount primarily relates to loss on sale of Kilroot and Ballylumford of $31 million, or $0.05 per share, partially offset by gain on sale of a portion of our interest in sPower’s operating assets of $28 million, or $0.04 per share.

(5)
Amount primarily relates to gain on sale of Electrica Santiago of $49 million, or $0.07 per share, and realized derivative gains associated with the sale of Eletropaulo of $17 million, or $0.03 per share.

(6)
Amount primarily relates to gain on sale of Masinloc of $777 million, or $1.17 per share, gain on sale of Electrica Santiago of $49 million, or $0.07 per share, and realized derivative gains associated with the sale of Eletropaulo of $17 million, or $0.03 per share.

(7)	Amount primarily relates to asset impairments at Kilroot and Ballylumford of $115 million, or $0.17 per share.

(8)	Amount primarily relates to the asset impairment at Shady Point of $83 million, or $0.13 per share.

(9)	Amount primarily relates to loss on early retirement of debt at DPL of $45 million, or $0.07 per share.

(10)	Amount primarily relates to loss on early retirement of debt at the Parent Company of $169 million, or $0.26 per share.

(11)
Amount primarily relates to income tax benefits associated with the impairments at Kilroot and Ballylumford of $23 million, or $0.03 per share, and income tax benefits associated with the loss on early retirement of debt at DPL of $11 million, or $0.02 per share.

(12)
Amount primarily relates to the income tax expense under the GILTI provision associated with the gains on sales of business interests, primarily Masinloc, of $155 million, or $0.23 per share, and income tax expense associated with the gain on sale of Electrica Santiago of $23 million, or $0.04 per share; partially offset by income tax benefits associated with the loss on early retirement of debt at the Parent Company of $52 million, or $0.08 per share, and income tax benefits associated with the impairment at Shady Point of $26 million, or $0.04 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$1,034	$1,035	$1,186	$1,255
Returns of capital distributions to Parent & QHCs	—	—	—	(67)
Total subsidiary distributions & returns of capital to Parent	$1,034	$1,035	$1,186	$1,188
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	Actual	Actual	Actual	Actual
Subsidiary distributions (1) to Parent & QHCs	$269	$200	$390	$175
Returns of capital distributions to Parent & QHCs	—	—	—	—
Total subsidiary distributions & returns of capital to Parent	$269	$200	$390	$175
Parent Company Liquidity (2)
(in millions)	Balance at
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$169	$34	$24	$43
Availability under credit facilities	719	775	1,022	1,042
Ending liquidity	$888	$809	$1,046	$1,085

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus available borrowings under existing credit facility plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.